Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Pre-Effective Amendment No. 1 to the Registration Statement (Form S-6 No. 333-74325) pertaining to the LLANY Separate Account S for Flexible Premium Variable Life Insurance, and to the use therein of our report dated March 18, 1999, with respect to the statutory-basis financial statements of Lincoln Life & Annuity Company of New York.


                                             /s/ Ernst & Young, LLP



Fort Wayne, Indiana
May 24, 1999